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                                                                      Exhibit 5
                               November 26, 2002

                                                              File No. 1527-012

IBERIABANK Corporation
1101 East Admiral Doyle Drive
New Iberia, LA 70560

Ladies and Gentlemen:

   We have acted as counsel for IBERIABANK Corporation, a Louisiana corporation (the "Company"), in connection with the filing, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (the "Registration Statement") covering up to 1,152,528 shares of the common stock of the Company (the "Shares") which the Company proposes to issue to shareholders of Acadiana Bancshares, Inc., ("Acadiana") in accordance with the Agreement and Plan of Merger (the "Plan"), dated as of September 22, 2002, between the Company and Acadiana pursuant to which, among other things, Acadiana will merge into IBERIABANK Acquisition Corporation, a wholly owned subsidiary of the Company.

   For the purposes of the opinions expressed below, we have examined the Registration Statement, the Plan, the Articles of Incorporation, as amended, and By-laws, as amended, of the Company, and such other documents and sources of law as we considered necessary to render the opinions hereinafter expressed.

   Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the Shares registered pursuant to the Registration Statement, when issued in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

   This opinion letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

   We hereby consent (i) to be named in the Registration Statement under the heading "Legal Matters" as counsel for the Company and (ii) to the filing of this opinion as an exhibit to the Registration Statement. In so doing we do not admit that we are "experts" within the meaning of the Securities Act of 1933.

                                          Sincerely,

                                          /s/ Anthony J. Correro, III
                                          Anthony J. Correro, III